UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2019

ENDOLOGIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28440	68-0328265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Musick

Irvine, CA 92618

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Equity Financing

Effective March 31, 2019, Endologix, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with select institutional investors and certain other parties (“Investors”), whereby the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase, an aggregate of 7,889,552 shares (the “Equity Shares”) of the Company’s common stock (the “Common Stock”) at a price per share of $6.61 (the “Equity Offering Price”), for an aggregate cash purchase price of approximately $52.15 million (the “Financing”). For any Investor whose purchase of the Equity Shares would result in its beneficially owning in excess of 19.99% of the shares (the excess shares, the “Blocked Shares”) of the Common Stock outstanding immediately after giving effect to the issuance, in lieu of issuing the Blocked Shares which such Investor would have received, the Company will issue to such Investor a pre-paid warrant to purchase shares of Common Stock equal to the number of Blocked Shares that would have been received (the “Pre-Paid Warrants”) for the Equity Offering Price per share. Each Pre-Paid Warrant will be exercisable upon issuance, provided that such exercise does not result in the issuance of Blocked Shares, and will expire ten years from the date of issuance. The Company currently expects the conditions to closing contemplated by the Purchase Agreement to be satisfied, and the closing contemplated thereunder, to take place on April 3, 2019.

The description of the terms and conditions of the Purchase Agreement and the rights and obligations of the Company and the Investors in connection therewith are qualified by reference in their entirety to the definitive terms and conditions of the Purchase Agreement, the form of which is attached hereto as Exhibit 10.1 hereto and incorporated herein by reference.

The Purchase Agreement is being filed in order to provide investors and the Company’s stockholders with information regarding its terms and in accordance with applicable rules and regulations of the Securities and Exchange Commission (the “Commission”). Pursuant to the Purchase Agreement, each of the Company and the Investors made customary representations, warranties and covenants and agreed to indemnify each other for certain losses arising out of breaches of such representations, warranties, covenants and other specified matters. The representations, warranties and covenants were made by the parties to and solely for the benefit of each other and any expressly intended third party beneficiaries in the context of all of the terms and conditions of the Purchase Agreement and in the context of the specific relationship between the parties. Accordingly, investors and stockholders should not rely on the representations, warranties and covenants. Furthermore, investors and stockholders should not rely on the representations, warranties and covenants as characterizations of the actual state of facts or continuing intentions of the parties, since they were only made as of the date of the Purchase Agreement. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Purchase agreement, which subsequent information may or may not be fully reflected in the Company’s reports or other filings with the Commission.

The Financing is being made pursuant to the registration statement on Form S-3, declared effective by the Commission on August 3, 2018 (Registration No. 333-225320), a base prospectus dated August 3, 2018 and a prospectus supplement to be filed prior to closing. A copy of the opinion of DLA Piper LLP (US) relating to the legality of the shares of common stock to be issued in the Financing is attached as Exhibit 5.1 to this Current Report on Form 8-K

The foregoing descriptions of the terms of the Purchase Agreement and the Pre-Paid Warrant are qualified in their entirety by reference to the text of such documents, copies of which are filed as Exhibits 10.1 and 4.1 to this Current Report on Form 8-K.

Convertible Note Exchange

On March 31, 2019, the Company and two investors holding $73.355 million of the principal amount of the Company’s 3.25% Convertible Senior Notes due 2020 (the “Holders”) entered into an Exchange Agreement (the “Exchange Agreement”) providing for the exchange of the Holders’ existing notes (the “Existing Notes”) for new 5.00% Voluntary Convertible Senior Notes due 2024 (the “New Voluntary Notes”) and new 5.00% Mandatory Convertible Senior Notes due 2024 (the “New Mandatory Notes”, and together with the New Voluntary Notes, the “New Notes”). The exchanging Holders will receive $900 principal amount of New Notes for every $1000 principal amount of Existing Notes plus accrued interest exchanged pursuant to the Exchange Agreement (the “Exchange”). The Company will issue $25.0 million of principal amount of the New Mandatory Notes and $42.02 million of principal amount of the New Voluntary Notes to the Holders. The New Notes are being issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act. The Company currently expects the conditions to closing contemplated by the Exchange Agreement to be satisfied, and the closing contemplated thereunder to take place, on April 3, 2019.

The New Voluntary Notes and New Mandatory Notes will be governed by separate Indentures (respectively, the “New Voluntary Notes Indenture” and “New Mandatory Notes Indenture”, and collectively, the “Indentures”), each dated as of the closing of the Exchange (the “Closing Date”), by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The New Notes will accrue interest at a rate of 5.00% per year, payable semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2019. The New Notes will mature on the anniversary of the Closing Date in 2024, unless earlier purchased, redeemed or converted in accordance with the terms of the Indenture. The Indentures governing the New Notes will contain customary terms and covenants and events of default.

The New Voluntary Notes will be convertible at the option of each Holder into shares of common stock at any time on or after July 1, 2020, but prior to the close of business on the business day immediately preceding January 1, 2024, provided that, except if the Company undergoes a fundamental change (as defined in the New Voluntary Notes Indenture) and for certain other customary circumstances of conversion, each Holder may not convert more than 30% the initial aggregate principal amount of his or her outstanding New Voluntary Notes per calendar quarter (a “Voluntary Conversion”). Thereafter, until the close of business on the business day immediately preceding the maturity date, the New Voluntary Notes will be convertible at the option of the holder at any time regardless of the conditions described in this paragraph. The initial conversion rate of the New Voluntary Notes in a Voluntary Conversion is 0.12103 shares of the Company’s common stock per $1.00 principal amount of the New Notes, which is equivalent to an initial conversion price per share equal to 125% of the Equity Offering Price (the “Voluntary Conversion Price”). The conversion rate is subject to adjustment upon the occurrence of certain specified events. Except if the Company undergoes a fundamental change (as defined in the New Voluntary Notes Indenture) and for certain other customary circumstances of conversion, in no event prior to the close of business on the business day immediately preceding January 1, 2024 may the New Voluntary Notes be converted in a calendar quarter unless the closing sale price of the Company’s common stock for at least twenty (20) trading days during the period of thirty (30) consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 110% of the Equity Offering (subject to adjustment upon the occurrence of certain specified events) (the “Voluntary Conversion Threshold”).

The New Mandatory Notes provide for the mandatory conversion (a “Mandatory Conversion”) of $1,666,666 of the aggregate principal amount each calendar month for fifteen (15) consecutive months beginning on the calendar month beginning with May 1, 2019, if and only if at the end of the prior calendar month the trailing average volume weighted average price (“VWAP”) of the last five (5) trading days of the prior calendar month is greater than 100% of the Equity Offering Price (the “Mandatory Conversion Trigger”). In the event of a Mandatory Conversion, $1,666,666 of the New Mandatory Notes would mandatorily convert at a conversion rate of 0.15129 shares of the Company’s common stock per $1.00 principal amount of the New Notes, which is equivalent to a price per share equal to the Equity Offering Price. The New Mandatory Notes will be convertible at the option of each Holder into shares of common stock at the Voluntary Conversion Price at any time prior to the close of business on the business day immediately preceding January 1, 2024, provided that, except if the Company undergoes a fundamental change (as defined in the New Mandatory Notes Indenture) and for certain other customary circumstances of conversion, each Holder may not convert more than 30% of the initial aggregate principal amount of his or her outstanding New Mandatory Note per calendar quarter, and provided further, that (i) voluntary conversions may be effected only if the Voluntary Conversion Threshold has been achieved and (ii) a voluntary conversion may not take place in the same calendar quarter as a Mandatory Conversion. Thereafter, until the close of business on the business day immediately preceding the maturity date, the New Mandatory Notes will be convertible at the option of the holder at any time regardless of the conditions described in this paragraph.

The Indentures will provide that in no event may a Holder convert, whether in a Voluntarily Conversion or a Mandatory Conversion or otherwise, into shares of common stock if such conversion would result in the Holder beneficially owning more that 9.5% of the Company’s outstanding common stock. The foregoing descriptions of the terms of the Exchange Agreement, the Indentures and the New Notes are qualified in their entirety by reference to the text of such documents, copies of which are filed as Exhibits 10.2, 4.5, 4.6, 4.7 and 4.8 to this Current Report on Form 8-K.

Second Amendment to Facility Agreement

On March 31, 2019, the Company entered into a Second Amendment to Amended and Restated Facility Agreement and First Amendment to Amended and Restated Guaranty and Security Agreement (the “Facility Amendment”) with Deerfield Private Design Fund IV, L.P. and certain of its related funds and affiliates (collectively, “Deerfield”), dated August 9, 2018, as amended by that certain First Amendment to Amended and Restated Facility Agreement, dated November 20, 2018 (as so amended, the “Facility Agreement”). The Facility Amendment provides for, among other things, the reduction in the global excess liquidity covenant from $22.5 million to $17.5 million and the reduction of the minimum net revenue financial covenants. In addition, the percentage of the $120.0 million of first out waterfall loans (the “First Out Waterfall Loans”) due on April 2, 2021 decreased from 33.33% to 16.67% of the First Out Waterfall Loans outstanding on such date, while the percentage of the remainder of the First Out Water Fall Loans due on April 2, 2022 remained at 50% of the First Out Waterfall Loans outstanding on such date.

The Facility Agreement provides for the exchange of the existing notes representing the First Out Waterfall Loans for amended notes (the “First Out Waterfall Notes”) that provide that in the event that, in any calendar month beginning April 1, 2019 and ending June 30, 2020 (the “Mandatory Conversion Period”), if (A)(i) the arithmetic mean of the volume weighted average prices of the Company’s common stock (the “VWAP”) on the five (5) consecutive trading days ending on the 15th calendar day (or, if not a trading day, the first trading day thereafter) (the “Mandatory Conversion Measurement Date”) and (ii) the closing price for the Company’s common stock on the Mandatory Conversion Measurement Date, both exceed $6.625 (as may be adjusted to reflect certain events) (the “Fixed Conversion Price”) and (B)(i) the VWAP on the five (5) consecutive trading days ending on (and including) the third (3rd) trading day immediately prior to the Mandatory Conversion Measurement Date (the “Initial Mandatory Conversion Measurement Date”) and (ii) the closing price for the Company’s common stock on the Initial Mandatory Conversion Measurement Date both exceed the Fixed Conversion Price, Deerfield shall be obligated to convert $1,666,666 of the principal amount of the loan into shares of common stock at the Fixed Conversion Price, up to a maximum aggregate amount of $25.0 million over the Mandatory Conversion Period.

Deerfield also has the option to convert up to an additional $50.0 million of the Company’s outstanding debt (the “Voluntary Conversion Amount”) at the greater of the Fixed Conversion Price and 85% of the arithmetic average of the volume weighted average price of the Company’s common stock on each of the fifteen (15) consecutive trading days prior to the conversion date (the “15 Day VWAP”). The Company has the option to require conversion of the Voluntary Conversion Amount (less the amount of prior voluntary conversions) if the Company’s 15 Day VWAP is greater than 175% of the Fixed Conversion Price. The First Amendment Waterfall Notes also provide that in no event may Deerfield convert, whether voluntarily or mandatorily, into shares of common stock if such conversion would result in Deerfield beneficially owning more that 4.985% of the Company’s outstanding common stock. The First Out Waterfall Notes also revises Deerfield’s existing right to convert a portion of the outstanding principal amount of the first-out waterfall loan into a maximum of 1,430,000 shares of the Company’s common stock from the current conversion price of 96% of the arithmetic average of the volume weighted average price of the Company’s common stock on each of the three (3) consecutive trading days prior to the conversion date (the “96% VWAP Price”) to the greater of (i) $6.625 (subject to certain adjustments) or (ii) the 96% VWAP Price.

Further, the Facility Amendment also provides, upon the effectiveness, for an increase of $5,000,000 in the amounts payable to the holders of the First Out Waterfall Notes as a fee upon termination (or reduction, or required reduction, of the outstanding amounts under the First Out Waterfall Notes to less than $10,000,000) under the Facility Agreement and to reimburse Deerfield for all expenses incurred by Deerfield in connection with the negotiation and documentation of the Facility Amendment. Also, the existing right of the Company to satisfy interest payments on the First Out Waterfall Loans with up to 250,000 shares of its common stock has been removed.

The Facility Amendment is conditioned upon completion of the Financing with gross proceeds to the Company of at least $40.0 million and the closing of the transactions contemplated by the Exchange Agreement, amongst other conditions.

In connection with entry into the Facility Amendment, the Company is amending warrants (the “Warrant Amendment”) to purchase 647,001 shares of common stock previously issued to Deerfield pursuant to the Company’s prior facility agreement with Deerfield dated, April 3, 2017 (as amended, the “2017 Warrants”) and warrants to purchase 875,001 shares of common stock previously issued to Deerfield pursuant to the Facility Agreement (as amended, the “2018 Warrants” and, together with the 2017 Warrants, the “Warrants”) in order to reduce the exercise price of the Warrants to the Equity Offering Price. All other material terms and conditions of the Warrants remain the same. Accordingly, the Facility Amendment is expected to become effective on or about April 3, 2019.

Second Amendment to Credit Agreement

On March 31, 2019, the Company entered into a Second Amendment to Credit Agreement and First Amendment to Guaranty and Security Agreement (the “Credit Amendment”) with Deerfield ELGX Revolver, LLC and certain of its affiliates (collectively, “Deerfield”), dated August 9, 2018, as amended by that certain First Amendment to Credit Agreement, dated November 20, 2018 (as so amended, the “Credit Agreement”). The Credit Amendment includes conforming revisions to reflect the changes in the Facility Amendment. In addition, the Credit Amendment extends the maturity date of the Credit Agreement to the earlier of (i) April 2, 2023 or (ii) the date the loans pursuant to the Facility Agreement have been repaid in full

The foregoing descriptions of the terms of the Facility Amendment, the form of Amended and Restated Initial (2017) Warrant, the form of Amended and Restated Additional (2018) Warrant, the First Out Waterfall Note, and the Credit Amendment are qualified in their entirety by reference to the text of such documents, copies of which are filed as Exhibits 10.4, 4.2, 4.3, 4.4 and 10.5 to this Current Report on Form 8-K

Item 1.02	Termination of a Material Definitive Agreement.

On March 29, 2019, the Company delivered written notice to Stifel, Nicolaus & Company, Incorporated (“Stifel”), effective as of such date, to terminate that certain At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”), dated May 31, 2018, between the Company and Stifel, pursuant to Section 10 thereof. The Company is not subject to any termination penalties related to the termination of the Sales Agreement. Prior to termination, the Company sold $1,829,227.80 of shares of its common stock and $48,170,772.20 of shares remained unsold under the Sales Agreement.

A copy of the Sales Agreement was filed as Exhibit 1.2 to the Company’s Registration Statement on Form S-3 declared effective by the Securities and Exchange Commission on August 3, 2018 (the “S-3”). The description of the Sales Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sales Agreement filed as Exhibit 1.2 to the S-3.

Item 2.02	Results of Operations and Financial Condition.

The Company reaffirms its previously issued annual guidance and continues to expect 2019 revenue of at least $140 million. The Company anticipates revenue for the first quarter ending March 31, 2019 of approximately $35 million. The Company continues to expect 2019 operating expenses in the range of $130 million to $140 million.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities discussed in Item 1.01 above other than in the Financing are being issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act and Rule 506 thereunder and Section 3(a)(9) of the Securities Act and exempt from registration or qualification under applicable state securities (or “blue sky”) laws. The unregistered securities are being issued solely to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 8.01	Other Events.

On April 1, 2019, the Company issued a press release announcing the transactions described in this Current Report on Form 8-K. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Paid Warrant to Purchase Common Stock.

4.2	Form of Amended and Restated Initial (2017) Warrant

4.3	Form of Amended and Restated Additional (2018) Warrant

4.4	Form of First Out Waterfall Note

4.5	Form of Indenture in respect of 5.00% Mandatory Convertible Senior Notes due 2024

4.6	Form of 5.00% Mandatory Convertible Senior Note due 2024

4.7	Form of Indenture in respect of 5.00% Voluntary Convertible Senior Notes due 2024

4.8	Form of 5.00% Voluntary Convertible Senior Note due 2024

5.1	Opinion of DLA Piper LLP (US).

10.1	Purchase Agreement, dated March 31, 2019, among Endologix, Inc. and the investors named on Schedule I thereto.

10.2	Exchange Agreement, dated March 31, 2019, among Endologix, Inc. and the noteholders named on Schedule A thereto.

10.3	Second Amendment to Credit Agreement and First Amendment to Guaranty and Security Agreement, dated March 31, 2019, by and among Endologix, Inc. and ELGX Revolver, LLC and certain of its affiliates.

10.4	Second Amendment to Amended and Restated Facility Agreement and First Amendment to Guaranty and Security Agreement, dated March 31, 2019, by and among Endologix, Inc. and Deerfield Private Design Fund IV, L.P. and certain of its affiliates.

23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

99.1	Press Release dated April 1, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endologix, Inc.

By:	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer

April 1, 2019